Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Chevron Corporation and its subsidiaries (No. 333-206095), and to the incorporation by reference in the Registration Statements on Form S-8 of Chevron Corporation and its subsidiaries (Nos. 333-212894, 333-212893, 333-202203, 333-190422, 333-190421, 333-172428, 333-171066, 333-152846, 333-128734, 333-128733, 333-127570, 333-127569, 333-127568, 333-127567, 333-127566, 333-127565, 333-127564, 333-127563, 333-127561, 333-127560, 333-127559, 333-127558, 333-122121, 333-26731, 333-105136, 333-102269, 333-72672, 333-46261, 333-21805, 333-21807, 333-21809, 333-02011), of our report dated February 23, 2017, relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Francisco, California
February 23, 2017

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